EXHIBIT 99.2

MATTEL COMPLETES INTERNAL INVESTIGATION OF

WHISTLEBLOWER LETTER AND ANNOUNCES REMEDIAL ACTIONS

EL SEGUNDO, Calif., Oct. 29, 2019 – Mattel, Inc. (NASDAQ: MAT) (“Mattel” or the “Company”) announced today that the Audit Committee of its Board of Directors has completed an independent investigation into the allegations contained in a whistleblower letter disclosed on August 8, 2019 (the “Letter”).

Overview

The Letter, which had been sent to Mattel’s outside auditors, questioned whether there were accounting errors in historical periods and whether Mattel’s outside auditor was independent.

The investigation determined that income tax expense was understated by $109 million in the third quarter of 2017, and overstated by $109 million in the fourth quarter of 2017, with no impact for the full year. The errors were non-cash, did not affect operating income or EBITDA, and had no impact on Mattel’s full year financial results for 2017 or subsequent periods. The investigation also determined that Mattel has certain material weaknesses in its internal control over financial reporting.

The Audit Committee concluded that the objectivity and impartiality of Mattel’s outside auditor has not been impaired, and that Mattel’s outside auditor can continue as its independent auditor. Mattel’s outside auditor agrees with that conclusion.

Mattel will undertake a series of remedial actions, including the amendment of the Company’s 2018 Form 10-K to restate the last two quarters of 2017, and certain related information, and the strengthening of its internal control over financial reporting.

Background on the Letter and the Internal Investigation

On August 2, 2019, Mattel’s outside auditor received the Letter. On August 8, 2019, Mattel publicly announced that it had received the Letter and would investigate its allegations. Thereafter, the Board directed the Audit Committee, which consists of independent directors, to investigate the Letter. Over the past two months, the Audit Committee, together with independent counsel from O’Melveny & Myers LLP and forensic accountants from FTI Consulting, thoroughly investigated the Letter’s allegations. Mattel provided all requested documents and made all requested witnesses available to the Audit Committee. Mattel’s outside auditor conducted its own investigation and informed the Audit Committee that it had shared all relevant information with the Audit Committee.

Key Findings

The Audit Committee’s investigation found errors in publicly-filed Mattel financial statements for the last two quarters of 2017, failures to properly consider and disclose such errors to the then-Chief Executive Officer (“CEO”), Margaret Georgiadis, and the Audit Committee once they became known, and violations of auditor independence rules. Other allegations in the Letter were determined to be unfounded or immaterial.

Mattel’s 10-Q for the Quarter Ended September 30, 2017 (“Q3 2017 10-Q”) and 10-K for the Year Ended December 31, 2017 (“2017 10-K”) Contain Errors

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Mattel’s previously reported net loss of $603.3 million for the third quarter ended September 30, 2017 was understated by $109 million due to an error in calculating its tax valuation allowance. The correct reported net loss for the quarter ended September 30, 2017 should have been a net loss of $712.3 million.

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A change in accounting for an intangible asset in the fourth quarter of 2017 resulted in an effective correction of the error for the 2017 annual results. However, the tax expense remained uncorrected in the Q3 2017 10-Q and was therefore overstated in the quarter ended December 31, 2017. As a result, Mattel’s previously reported loss of $281.3 million for the quarter ended December 31, 2017 should have been reported as a net loss of $172.3 million.

◾	These errors had no impact on Mattel’s gross profit, operating income, EPS, adjusted EPS, EBITDA, Adjusted EBITDA, or cash flows for the year ended December 31, 2017.

Failure to Properly Assess and Disclose the Known Errors to the then-CEO and Audit Committee

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Mattel’s management identified the third quarter 2017 accounting error associated with its tax valuation allowance during its year-end accounting closing procedures for the quarter ended December 31, 2017. The error was not properly assessed nor were findings and conclusions documented. The error was not reported to Mattel’s then-CEO, Margaret Georgiadis, and the Audit Committee, and was also not disclosed in the 2017 10-K. The investigation revealed that a confluence of one-time events, management’s reliance on the accounting advice sought and received on the error from the lead audit engagement partner of Mattel’s outside auditor, and lapses in judgment by management contributed to these failures. The investigation did not find that management engaged in fraud.

Material Weaknesses

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In light of the above findings of the investigation, Mattel determined that there were material weaknesses in its internal control over financial reporting at the time of the preparation of its financial statements for the quarters ending on September 30, 2017 and December 31, 2017.

Additional Findings

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The Letter also contains allegations regarding the independence of the lead audit partner of Mattel’s outside auditor. The Audit Committee investigated these allegations, many of which were unfounded. However, the Audit Committee’s investigation and a separate investigation by Mattel’s outside auditor concluded that certain actions in specific HR-related activities by the lead audit partner of Mattel’s outside auditor, namely providing recommendations on candidates for Mattel’s senior finance positions, was in violation of the SEC’s auditor independence rules. He also provided feedback on senior finance employees. Both the Audit Committee and Mattel’s outside auditor separately concluded after evaluating the nature and severity of these matters that Mattel’s outside auditor remains capable of exercising objective and impartial judgement on all issues with respect to pending and relevant past audits. The Audit Committee determined that Mattel’s outside auditor should remain as Mattel’s independent registered public accounting firm.

Related Company Actions

Mattel has been and is continuing to work on addressing the issues identified in the Audit Committee’s investigation.

First, Mattel, in consultation with the Audit Committee, determined that it is appropriate to amend the Company’s 2018 Annual Report on Form 10-K to: (1) restate the Company’s financial results for the third and fourth quarters of 2017 and certain related information; and (2) identify material weaknesses in its internal control over financial reporting for the third and fourth quarters of 2017. Mattel has discussed the restatements with its outside auditor and is working diligently to prepare and file the amended report by November 12, 2019. Investors should no longer rely upon Mattel’s previously released financial statements and internal control conclusions for the third and fourth quarters of 2017. Similarly, related press releases, earnings releases, and investor communications describing Mattel’s financial statements for these periods should no longer be relied upon.

Second, Mattel’s outside auditor has replaced its lead audit engagement partner and certain other members of its audit team for its audit engagement with Mattel. The Audit Committee and Mattel’s management support this decision.

Third, after Mattel filed its 2017 10-K but before receiving the Letter, Mattel hired a new Controller and a new Senior Vice President of Tax, and it outsourced Mattel’s internal audit function to a third party service provider. Furthermore, Mattel today announced a CFO transition plan and is conducting a search for a new CFO, as reflected in a separate press release that can be found on Mattel’s website www.mattel.com.

Fourth, Mattel is developing a policy and more robust procedures relating to the assessment, documentation and disclosure of accounting errors and is reviewing its disclosure committee controls and procedures. Mattel is also supplementing its policy and training with respect to auditor independence.

Commenting on the Audit Committee’s investigation, Mattel’s Chairman and Chief Executive Officer Ynon Kreiz stated, “Mattel agrees with the Audit Committee’s findings and conclusions. The Audit Committee has identified issues and control weaknesses that need to be addressed. To help ensure that the matters identified by the investigation do not recur, I will work with the Audit Committee and Board to implement remedial measures, which will include enhanced accounting and independence policies, internal controls and employee training. We will ensure these issues are resolved thoroughly and quickly so that we can continue to execute on our strategy with the highest level of internal control and diligence.”

Other Immaterial Revisions

In addition to the restatement of financial statements referred to above, Mattel has also elected to revise 2019 and prior periods for certain other immaterial, out-of-period adjustments. These revisions are unrelated to the Letter or issues investigated by the Audit Committee.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “confident that” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. Forward-looking statements, including statements regarding Mattel’s intent to restate certain prior financial statements, the estimated adjustments of the restated financials, the internal investigation by the Audit Committee and the expected timing of filing the restated financial reports, involve risks and uncertainties which may cause actual results to differ materially from those stated here. A variety of factors, many of which are beyond Mattel’s control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: (i) the risk that additional information may be raised to the Audit Committee after the completion of the investigation, (ii) the risk that preparing the restated financial statements will require Mattel to make additional adjustments, (iii) the time and effort required to complete the restatements, the impact of inquiries, if any, by the Securities and Exchange Commission and any related or additional governmental investigative or enforcement proceedings, (iv) the impact of litigation or arbitration decisions or settlement actions, and (v) other risks and uncertainties as may be described in Mattel’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the year ended December 31, 2018, and Mattel’s Quarterly Reports on Form 10-Q for quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.

About Mattel

Mattel is a leading global children’s entertainment company that specializes in design and production of quality toys and consumer products. We create innovative products and experiences that inspire, entertain and develop children through play. We engage consumers through our portfolio of iconic franchises, including Barbie®, Hot Wheels®, American Girl®, Fisher-Price®, Thomas & Friends® and MEGA®, as well as other popular brands that we own or license in partnership with global entertainment companies. Our offerings include film and television content, gaming, music and live events. We operate in 40 locations and sell products in more than 150 countries in collaboration with the world’s leading retail and technology companies. Since its founding in 1945, Mattel is proud to be a trusted partner in exploring the wonder of childhood and empowering kids to reach their full potential. Visit us online at www.mattel.com.

Contacts:

News Media Dena Cook dena.cook@mattel.com 310-252-4247	Securities Analysts David Zbojniewicz david.zbojniewicz@mattel.com 310-252-2703

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